Exhibit 23.4

CONSENT OF CARACLE CREEK INTERNATIONAL CONSULTING (PTY) LTD.

Each of the undersigned hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-132294, No. 333-147214, No. 333-164982, No. 333-173881, No. 333-179827, No. 333-186917, No. 333-193061 and 333-201793) of NextSource Materials Inc., of references to their respective names and to Caracle Creek International Consulting (Pty) Ltd.’s name, and to the use of the scientific and technical information, including any reserve or resource estimates, from the technical report titled “Molo Feasibility Study - National Instrument 43-101 Technical Report on the Molo Graphite Project located near the Village of Fotadrevo in the Province of Toliara, Madagascar” dated effective July 13, 2017 (the “Technical Information”), including extracts from or summaries of the Technical Information that are contained in the annual report on Form 10-K of NextSource Materials Inc.

October 27, 2017

Caracle Creek International Consulting (Pty) Ltd.

/S/ J. Hancox

Name: J. Hancox Title:

/S/ D. Subrumani
Name: D. Subrumani Title: